Exhibit 10ar

NON-QUALIFIED STOCK OPTION AGREEMENT

Rogers Corporation (“Rogers” or the “Company”) hereby grants to _____________, (the “Employee” or the “Optionee”) as of ____________________(the “Option Date”), an option to purchase a maximum of ________ shares of its Capital Stock at the price of $ ________ per share, subject to the following:

1.
Relationship to 1988 Stock Option Plan. This option is granted pursuant to the Rogers Corporation 1988 Stock Option Plan, as amended (the “Plan”), and is in all respects subject to its terms, conditions, limitations and definitions. Determinations made in connection with this option shall be governed by the Plan.

2.	Time When the Option Will be Exercisable. This option shall become exercisable in accordance with the earliest of the following schedules:
a.
If the Employee continues in the employ of Rogers or any Subsidiary or Parent Corporation, as determined pursuant to the Plan, this option will become exercisable on the second anniversary of the Option Date as to the first one-third of the shares subject to the option, on the third anniversary of the Option Date as to the second one-third, and on the fourth anniversary of the Option Date as to the balance;

b.	If the Employee terminates employment by reason of Normal Retirement or Early Retirement (as those terms are defined in the Plan) this option will become fully exercisable; or
c.	In accordance with Paragraph 13.

This option shall remain exercisable until it expires on the tenth anniversary of the Option Date, unless the option is sooner terminated as hereinafter provided.

3.
Purchase Only for Investment. To insure Rogers’ compliance with the Securities Act of 1933, as amended, the Employee agrees for himself or herself, the Employee’s legal representatives and estate, or other persons who acquire the right to exercise the option pursuant to Paragraph 7 (together, the “Investor”), that shares will be purchased in the exercise of the option for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to Rogers such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Investor agrees to sign a certificate to such effect at the time of exercising the option.

4.
Termination of Option. In the event that the Employee ceases to be employed by Rogers or any Subsidiary or Parent Corporation, as determined pursuant to the Plan, at any time prior to exercise of this option in full, this option shall terminate and may no longer be exercised, except as follows:

a.
if the Employee’s employment shall have been terminated for any reason other than Normal or Early Retirement or Disability (as those terms are defined in the Plan) or death, the Employee may at any time within a period of three months after such termination of employment exercise this option to the extent it was exercisable on the date of termination of the Employee’s employment;

b.
if the Employee’s employment shall have terminated by reason of Normal or Early Retirement (as defined in the Plan), the unexercised portion of this option shall become immediately vested and exercisable in full, and the Employee may at any time within a period of three years after the date of such Normal or Early Retirement exercise this option;

c.
if the Employee’s employment shall have been terminated because of Disability (as defined in the Plan), the Employee may at any time within a period of one year after such termination of employment exercise this option to the extent that the option was exercisable on the date of termination of the Employee’s employment; and

d.
if the Employee’s employment shall have been terminated because of death, the option, to the extent that the Employee was entitled to exercise it on the date of death, may be exercised within a period of one year after the Employee’s death by the person or persons to whom the Employee’s rights under the option shall pass under Paragraph 16 or by will or the laws of descent and distribution;

provided, however, that this option may not be exercised to any extent by anyone after the date of expiration of the option as described in Paragraph 2 hereof.

5.
Partial Exercise. Exercise of this option to the extent exercisable may be made in whole or in part at any time and from time to time within the above limits, provided that it may not be exercised for fewer than fifty shares unless the extent to which it may become exercisable cannot increase, in which event it may be exercised for the entire balance as to which it is exercisable.

6.
Manner of Exercise. This option may be exercised in whole or in part by giving notice of exercise to the Company, or the Company’s designee, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

a.	In cash, by check or by other instrument acceptable to the Company;
b.
In the form of shares of Capital Stock (either actually or by attestation) that the Employee has beneficially owned for more than six months and that are not then subject to restrictions under any Company plan. Such surrendered or attested shares shall be valued at Fair Market Value (as defined in the Plan) on the exercise date; or

c.
Delivery by a broker of cash, a check or other instrument payable and acceptable to the Company to pay the option purchase price; provided that in the event the Employee chooses to pay the option purchase price as so provided, the Employee and the broker shall comply with such procedures and enter into such agreements of indemnity and such other agreements as the Company shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection.

Ownership of shares of Capital Stock to be purchased pursuant to the exercise of the option will be contingent upon receipt by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Plan, this Agreement and applicable provisions of law. In the event the Employee chooses to pay the purchase price by previously-owned shares of Capital Stock through the attestation method, only the net amount of shares shall be issued.

7.
Option Transferable in Limited Circumstances. This option may be transferred to a family member, trust or charitable organization to the extent permitted by applicable law; provided that the transferee agrees in writing with Rogers to be bound by the terms of this Agreement. Except as permitted in the preceding sentence, this option is not transferable otherwise than by will or by the laws of descent and distribution, and, the option shall be exercisable during the Employee’s lifetime only by the Employee.

8.	No Obligation to Continue Employment. Neither Rogers nor any Subsidiary or Parent Corporation is obligated by or as a result of the Plan or this Agreement to continue the Employee in employment.
9.	No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.
10.
No Rights as Stockholder Until Exercise. The option holder shall have the rights of a stockholder only as to shares of Capital Stock acquired upon exercise of this option and not as to any shares of Capital Stock covered by an unexercised portion of this option.

11.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.
Capital Changes and Business Successions. In the event of any change in the outstanding shares of Capital Stock that occurs after the Option Date by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change as to which Rogers is a surviving corporation, the maximum number of shares of Capital Stock that are subject to this option and the number, kind and option price of shares covered by this option to the extent it is then outstanding, shall be adjusted appropriately by the Committee (as defined in the Plan), whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

13.
Merger; Sale of Assets. Upon a determination by the Board of Directors of Rogers that an event has occurred that will or is likely to result in a merger or a similar reorganization which Rogers will not survive or a sale of all or substantially all of the assets of Rogers (a “cessation event”), the unexercised portion of this option shall become exercisable in full immediately (or as of the date which is 180 days preceding such cessation event, if later than such determination). The occurrence of a cessation event shall cause this option to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the rights and obligations hereunder.

14.
Tax Withholding. Upon the exercise of this option or any portion thereof, the Employee hereby agrees that such exercise will not be effective, and no shares will become transferable to the Employee, until the Employee makes appropriate arrangements with Rogers for income or employment tax withholding as may be required by federal, state or local law on account of such exercise. The Employee may satisfy his or her withholding obligation, if any, in whole or in part, by electing (a) to make a payment to Rogers in cash, by check or by other instrument acceptable to Rogers, (b) subject to the general or specific approval of the Committee, to deliver to Rogers a number of already-owned shares of Capital Stock, having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share) or (c) by any combination of (a) and (b) and the procedures described in the following sentence. The Committee may also permit, in its sole discretion and in accordance with such procedures as it deems appropriate, the Employee to have Rogers withhold a number of shares which would otherwise be issued pursuant to this option having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share). The value of shares to be withheld (if permitted by the Committee) or of delivered shares shall be based on the Fair Market Value (as defined in the Plan) of shares as of the date the amount of tax to be withheld is determined.

15.	Tax Status. Options granted under this Agreement are intended not to qualify as “incentive” stock options under Section 422 of the Internal Revenue Code of 1986, as amended.
16.	Beneficiary Designation. The Optionee may designate beneficiary(ies) to whom shall be transferred any rights under the option which survive the Optionee’s death.

To obtain the beneficiary designation form, please go to the “Options and Equity Awards” section of the Schwab Equity Award Center website (http://equityawardcenter.schwab.com ) after completing the login procedure and click on the “Review message” from your “employer” and then click on the “Equity Awards Beneficiary Designation Form”. Alternatively, you may request this beneficiary designation form by sending an e-mail to equityawardsadmin@rogerscorporation.com or calling the Office of the Corporate Secretary of Rogers Corporation at 800-227-6437 ext. 5566.

In the absence of an effective beneficiary designation, the Optionee acknowledges that any rights under the option which survive the Optionee’s death shall be rights of his or her estate.

By: Rogers Corporation

By clicking Accept below I hereby acknowledge receipt of the foregoing option and agree to its terms and conditions: